Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-162052) on Form F-3 and the registration statements (Nos. 333-178035, 333-127393, 333-145171, 333-203220, and 333-217742) on Form S-8 of our reports dated March 8, 2024, with respect to the consolidated financial statements of QIAGEN N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany
March 8, 2024